Exhibit 99.1

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FOR IMMEDIATE RELEASE	Page 1 of 5
CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND
FULL YEAR 2010 EARNINGS
Houston, TX — March 1, 2011 — CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $124 million, or $0.29 per diluted share, for the fourth quarter of 2010 compared to $105 million, or $0.27 per diluted share, for the same period of 2009. Operating income for the fourth quarter of 2010 was $302 million compared to $299 million for the same period of 2009.
For the year ended December 31, 2010, net income was $442 million, or $1.07 per diluted share, compared to $372 million, or $1.01 per diluted share, for the same period of 2009. Operating income for the year ended December 31, 2010, was $1.25 billion compared to $1.12 billion for the same period of 2009.
“I am pleased with our company’s overall performance in 2010,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and natural gas utilities, and interstate pipelines turned in solid operating and financial performances. Our field services unit expanded its facilities in the Haynesville shale resulting in substantial increases in throughput, revenues and operating income. As our performance demonstrates, we continue to benefit from our balanced portfolio of electric and natural gas assets, and I believe we are well positioned for the future.”
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $90 million for the fourth quarter of 2010, consisting of $56 million from the regulated electric transmission & distribution utility operations (TDU) and $34 million related to securitization bonds. Operating income for the fourth quarter of 2009 was $95 million, consisting of $61 million from the TDU and $34 million related to securitization bonds. Operating income for the TDU benefited from growth of nearly 28,000 metered customers since December 2009 and increased usage, which was more than offset by higher operation and maintenance expenses in part associated with energy efficiency and system reliability programs.
Operating income for the year ended December 31, 2010, was $567 million, consisting of $427 million from the TDU and $140 million related to securitization bonds. Operating income for the same period of 2009 was $545 million, consisting of $414 million from the TDU and $131 million related to securitization bonds. Operating income for the TDU benefited from customer growth and increased usage due in part to favorable weather, partially offset by reduced revenues associated with the credit to customers’ bills reflecting the benefit of deferred taxes associated with Hurricane Ike storm restoration costs, and increased operation and maintenance expenses in part associated with system reliability programs and higher employee-related costs.
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FOR IMMEDIATE RELEASE	Page 2 of 5
Natural Gas Distribution
The natural gas distribution segment reported operating income of $86 million for the fourth quarter of 2010 compared to $99 million for the same period of 2009. The decline in operating income resulted primarily from milder weather, higher operation and maintenance expenses, and rate design changes.
Operating income for the year ended December 31, 2010, was $231 million compared to $204 million for the same period of 2009. Operating results benefited from rate changes, lower pension and benefit costs, and reduced bad debt expense, partially offset by higher operation and maintenance expenses.
Interstate Pipelines
The interstate pipelines segment reported operating income of $63 million for the fourth quarter of 2010 compared to $62 million for the same period of 2009. Higher revenues from firm contracts associated with Phase IV of the Carthage to Perryville pipeline were substantially offset by reduced revenues from ancillary services.
In addition to operating income, this segment recorded equity income of $4 million for the fourth quarter of 2010 from its 50 percent interest in the Southeast Supply Header (SESH) compared to equity income of $5 million for the same period of 2009.
Operating income for the year ended December 31, 2010, was $270 million compared to $256 million for the same period of 2009. Operating income increased primarily due to higher revenue from new firm contracts and lower operation and maintenance expenses, partially offset by lower revenue from ancillary services and off-system sales.
In addition to operating income, this segment recorded equity income of $19 million for the year ended December 31, 2010, from its interest in SESH compared to equity income of $7 million for the same period of 2009, which included non-cash charges of $16 million to reflect SESH’s discontinued use of regulatory accounting.
Field Services
The field services segment reported operating income of $57 million for the fourth quarter of 2010 compared to $22 million for the same period of 2009. Revenue growth from higher gathering volumes, primarily associated with projects in the Haynesville shale, was partially offset by increased operation and maintenance expenses primarily related to facility expansions. Operating income for the fourth quarter of 2010 also included a gain of $21 million associated with the sale of a small, non-strategic gas gathering system.
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FOR IMMEDIATE RELEASE	Page 3 of 5
In addition to operating income, this business had equity income of $2 million in each of the fourth quarters of 2010 and 2009 from its 50 percent interest in a gathering and processing joint venture (Waskom).
Operating income for the year ended December 31, 2010, was $151 million compared to $94 million for the same period of 2009. Revenue growth from higher gathering volumes associated with projects in the Haynesville and other shale areas was partially offset by increased operation and maintenance expenses from the new facilities. Operating income for the year ended December 31, 2010, also included a gain of $21 million associated with the sale of a small, non-strategic gas gathering system. Equity income from the Waskom joint venture was $10 million for the year ended December 31, 2010, compared to $8 million for the same period of 2009.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported no operating income for the fourth quarter of 2010 compared to operating income of $21 million for the same period of 2009. The decline in operating income was due to substantially reduced locational and seasonal price differentials. In addition, operating income for the fourth quarter of 2010 included charges of $10 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins, compared to charges of $1 million for the same period of 2009.
Operating income for the year ended December 31, 2010, was $16 million compared to $21 million for the same period of 2009. The decline in operating income was due to substantially reduced locational and seasonal price differentials. In addition, operating income for the year ended December 31, 2010, included gains of $4 million resulting from mark-to-market accounting compared to charges of $23 million for the same period of 2009. During each of the years ended December 31, 2010 and 2009, there were $6 million in natural gas inventory write-downs to the lower of cost or market.
Corporate and Other
Net income for the fourth quarter of 2010 included a decrease in deferred income tax expense of $24 million to reflect the effects of restructuring certain gas subsidiaries. Net income for the first quarter of 2010 reflected an increase in deferred income tax expense of $21 million as a result of the passing of federal health care legislation that eliminated the future tax deductibility of certain retiree health care costs.
During the year ended December 31, 2010, the company issued 33 million common shares through an underwritten public offering, and dividend reinvestment and employee benefit plans.
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FOR IMMEDIATE RELEASE	Page 4 of 5
Dividend Declaration
On January 20, 2011, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.1975 per share of common stock payable on March 10, 2011, to shareholders of record as of the close of business on February 16, 2011. This marks the sixth consecutive year the company has increased its quarterly dividend.
Outlook for 2011
CenterPoint Energy expects earnings for 2011 to be in the range of $1.04 to $1.14 per diluted share. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to income from the change in value of Time Warner stocks and the related ZENS securities, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal.
Filing of Form 10-K for CenterPoint Energy, Inc.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the period ended December 31, 2010. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
Webcast of Earnings Conference Call
CenterPoint Energy’s management will host an earnings conference call on Tuesday, March 1, 2011, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $20 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
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FOR IMMEDIATE RELEASE	Page 5 of 5
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2011 and future financial performance and results of operations, and other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) the resolution of the true-up proceedings, including, in particular, the results of appeals to the Texas Supreme Court regarding rulings obtained to date; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) other state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline safety, health care reform, financial reform and tax legislation; (4) timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures, and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids; (9) the timing and extent of changes in the supply of natural gas, including supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines; (10) the timing and extent of changes in natural gas basis differentials; (11) weather variations and other natural phenomena; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for our services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (26) acquisition and merger activities; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.
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CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Revenues:
Electric Transmission & Distribution	$472	$506	$2,013	$2,205
Natural Gas Distribution	1,043	813	3,384	3,213
Competitive Natural Gas Sales and Services	634	592	2,230	2,651
Interstate Pipelines	137	145	598	601
Field Services	65	96	241	338
Other Operations	2	2	11	11
Eliminations	(54)	(56)	(196)	(234)

Total	2,299	2,098	8,281	8,785

Expenses:
Natural gas	1,290	1,053	4,371	4,574
Operation and maintenance	438	451	1,664	1,719
Depreciation and amortization	181	204	743	864
Taxes other than income taxes	91	88	379	379

Total	2,000	1,796	7,157	7,536

Operating Income	299	302	1,124	1,249

Other Income (Expense) :
Gain on marketable securities	14	32	82	67
Loss on indexed debt securities	(14)	(31)	(68)	(31)
Interest and other finance charges	(129)	(117)	(513)	(481)
Interest on transition and system restoration bonds	(33)	(34)	(131)	(140)
Equity in earnings of unconsolidated affiliates	7	7	15	29
Other — net	8	5	39	12

Total	(147)	(138)	(576)	(544)

Income Before Income Taxes	152	164	548	705

Income Tax Expense	(47)	(40)	(176)	(263)

Net Income	$105	$124	$372	$442

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Basic Earnings Per Common Share	$0.27	$0.29	$1.02	$1.08

Diluted Earnings Per Common Share	$0.27	$0.29	$1.01	$1.07

Dividends Declared per Common Share	$0.190	$0.195	$0.760	$0.780

Weighted Average Common Shares Outstanding (000):
- Basic	390,922	423,860	365,229	409,721
- Diluted	393,472	426,963	367,681	412,776

Operating Income by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$61	$56	$414	$427
Transition and System Restoration Bond Companies	34	34	131	140

Total Electric Transmission & Distribution	95	90	545	567
Natural Gas Distribution	99	86	204	231
Competitive Natural Gas Sales and Services	21	—	21	16
Interstate Pipelines	62	63	256	270
Field Services	22	57	94	151
Other Operations	—	6	4	14

Total	$299	$302	$1,124	$1,249

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$392	$413	5%	$1,673	$1,768	6%
Transition and system restoration bond companies	80	93	16%	340	437	29%

Total	472	506	7%	2,013	2,205	10%

Expenses:
Operation and maintenance	211	232	(10%)	774	841	(9%)
Depreciation and amortization	70	74	(6%)	277	293	(6%)
Taxes other than income taxes	50	51	(2%)	208	207	—
Transition and system restoration bond companies	46	59	(28%)	209	297	(42%)

Total	377	416	(10%)	1,468	1,638	(12%)

Operating Income	$95	$90	(5%)	$545	$567	4%

Operating Income:
Electric transmission and distribution operations	$61	$56	(8%)	$414	$427	3%
Transition and system restoration bond companies	34	34	—	131	140	7%

Total Segment Operating Income	$95	$90	(5%)	$545	$567	4%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	4,774,799	5,054,882	6%	24,815,397	26,554,309	7%
Total	16,632,601	17,020,701	2%	74,579,298	76,973,117	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	82%	108%	26%	105%	105%	—
Heating degree days	122%	94%	(28%)	103%	133%	30%

Number of metered customers — end of period:
Residential	1,849,019	1,874,508	1%	1,849,019	1,874,508	1%
Total	2,094,210	2,122,135	1%	2,094,210	2,122,135	1%

	Natural Gas Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$1,043	$813	(22%)	$3,384	$3,213	(5%)

Expenses:
Natural gas	713	486	32%	2,251	2,049	9%
Operation and maintenance	161	168	(4%)	639	639	—
Depreciation and amortization	40	42	(5%)	161	166	(3%)
Taxes other than income taxes	30	31	(3%)	129	128	1%

Total	944	727	23%	3,180	2,982	6%

Operating Income	$99	$86	(13%)	$204	$231	13%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	62	52	(16%)	173	177	2%
Commercial and Industrial	69	67	(3%)	233	249	7%

Total Throughput	131	119	(9%)	406	426	5%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	110%	100%	(10%)	105%	107%	2%

Number of customers — end of period:
Residential	3,002,114	3,016,333	—	3,002,114	3,016,333	—
Commercial and Industrial	244,101	246,891	1%	244,101	246,891	1%

Total	3,246,215	3,263,224	1%	3,246,215	3,263,224	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$634	$592	(7%)	$2,230	$2,651	19%

Expenses:
Natural gas	603	582	3%	2,165	2,591	(20%)
Operation and maintenance	9	9	—	39	38	3%
Depreciation and amortization	1	1	—	4	4	—
Taxes other than income taxes	—	—	—	1	2	(100%)

Total	613	592	3%	2,209	2,635	(19%)

Operating Income	$21	$—	(100%)	$21	$16	(24%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	134	144	7%	504	548	9%

Number of customers — end of period	11,168	12,193	9%	11,168	12,193	9%

	Interstate Pipelines
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$137	$145	6%	$598	$601	1%

Expenses:
Natural gas	12	21	(75%)	97	93	4%
Operation and maintenance	43	41	5%	166	153	8%
Depreciation and amortization	12	13	(8%)	48	52	(8%)
Taxes other than income taxes	8	7	13%	31	33	(6%)

Total	75	82	(9%)	342	331	3%

Operating Income	$62	$63	2%	$256	$270	5%

Pipelines Operating Data:
Throughput data in BCF
Transportation	357	433	21%	1,592	1,693	6%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$65	$96	48%	$241	$338	40%

Expenses:
Natural gas	15	19	(27%)	51	72	(41%)
Operation and maintenance	23	10	57%	77	85	(10%)
Depreciation and amortization	4	8	(100%)	15	25	(67%)
Taxes other than income taxes	1	2	(100%)	4	5	(25%)

Total	43	39	9%	147	187	(27%)

Operating Income	$22	$57	159%	$94	$151	61%

Field Services Operating Data:
Throughput data in BCF
Gathering	114	186	63%	426	650	53%

	Other Operations
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$2	$2	—	$11	$11	—
Expenses	2	(4)	300%	7	(3)	143%

Operating Income	$—	$6	—	$4	$14	250%

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Capital Expenditures by Segment
Electric Transmission & Distribution	$114	$146	$402	$463
Hurricane Ike	—	—	26	—

Total Electric Transmission & Distribution	114	146	428	463
Natural Gas Distribution	44	74	165	202
Competitive Natural Gas Sales and Services	—	—	2	2
Interstate Pipelines	58	31	176	102
Field Services	131	196	348	668
Other Operations	11	10	29	25

Total	$358	$457	$1,148	$1,462

(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$6	$34	$24
Capitalization of Interest Cost	—	(4)	(4)	(9)
Transition and System Restoration Bond Interest Expense	33	34	131	140
Other Interest Expense	122	115	483	466

Total Interest Expense	$162	$151	$644	$621

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	December 31,
	2009	2010
ASSETS
Current Assets:
Cash and cash equivalents	$740	$199
Other current assets	2,164	2,383

Total current assets	2,904	2,582

Property, Plant and Equipment, net	10,788	11,732

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,677	3,446
Other non-current assets	708	655

Total other assets	6,081	5,797

Total Assets	$19,773	$20,111

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$55	$53
Current portion of transition and system restoration bonds long-term debt	241	283
Current portion of indexed debt	121	126
Current portion of other long-term debt	541	19
Other current liabilities	2,080	2,139

Total current liabilities	3,038	2,620

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,792	2,943
Regulatory liabilities	921	989
Other non-current liabilities	1,264	1,360

Total other liabilities	4,977	5,292

Long-term Debt:
Transition and system restoration bonds	2,805	2,522
Other	6,314	6,479

Total long-term debt	9,119	9,001

Shareholders’ Equity	2,639	3,198

Total Liabilities and Shareholders’ Equity	$19,773	$20,111

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Year Ended December 31,
	2009	2010
Cash Flows from Operating Activities:
Net income	$372	$442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	780	891
Deferred income taxes	269	199
Write-down of natural gas inventory	6	6
Changes in net regulatory assets	—	14
Changes in other assets and liabilities	398	(164)
Other, net	16	(2)

Net Cash Provided by Operating Activities	1,841	1,386

Net Cash Used in Investing Activities	(896)	(1,420)

Net Cash Used in Financing Activities	(372)	(507)

Net Increase (Decrease) in Cash and Cash Equivalents	573	(541)

Cash and Cash Equivalents at Beginning of Period	167	740

Cash and Cash Equivalents at End of Period	$740	$199

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.